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                                                                    Exhibit 21.1


                     Subsidiaries of ITC/\DeltaCom, Inc.
                  (after giving effect to the Reorganization)


ITC Transmission Systems, Inc., a Delaware corporation 1/
                                                       -

DeltaCom, Inc., an Alabama corporation 2/
                                       -

GulfStates Transmission Systems, Inc., a Delaware corporation







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1/   Includes the operations of ITC Transmission Systems II, Inc. and Eastern
-
Telecom, Inc. (d/b/a/ InterQuest") Expected to be renamed "Interstate FiberNet, Inc."

2/   Expected to be renamed "ITC/\DeltaCom Communications, Inc."
-